Trading Solutions.Com, Inc. Enters Into A Letter Of Intent To Acquire Springland Beverages, Inc.
Monterey, CA, May 25, 2001 -- Trading Solutions.com, Inc., (OTC-BB: TSLU), an educational company providing a combination of computer and online trading classes, today announced that it has signed a letter of intent to acquire 100% of the stock of Springland Beverages, Inc. in exchange for newly issued stock of Trading Solutions.com, Inc. The proposed transaction, structured to qualify as a tax-free reorganization, is subject to completion of a definitive agreement and will require appropriate approvals. A closing date is anticipated by June 8, 2001.
About Springland Beverages, Inc.:
Springland Beverages, Inc. who's objective is to become a major supplier of natural spring water and water related beverages has its headquarters in Canada. Its immediate objective is to acquire an existing related beverage company, and to develop the business to full production capacity and to do industry related acquisitions.
About Trading Solutions.com, Inc.
Trading Solutions.com, Inc., (OTC-BB: TSLU), provides a combination of computer and online trading classes. The Monterey-based company is an online trading educator. For more information, visit the company's web site at www.tradingsolutionsinc.com .
SOURCE: Trading Solutions.com, Inc.

ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE DEEMED BY THE COMPANY TO BE COVERED BY AND TO QUALIFY FOR THE SAFE HARBOR PROTECTION PROVIDED BY TE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995 (THE "1995 ACT"). SHAREHOLDERS AND PROSPECTIVE SHAREHOLDERS SHOULD UNDERSTAND THAT SEVERAL FACTORS GOVERN WHETHER ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN WILL BE OR CAN BE ACHIEVED, ANY ONE OF THOSE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED HEREIN. THESE FORWARD-LOOKING STATEMENTS INCLUDE PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATION, INCLUDING PLANS AND OBJECTIVES RELATING TO THE PRODUCTS AND THE FUTURE ECONOMIC PERFORMANCE OF THE COMPANY. ASSUMPTIONS RELATING TO THE FOREGOING INVOLVE JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMY, COMPETITIVE AND MARKET CONDITIONS, FUTURE BUSINESS DECISIONS, AND THE TIME AND MONEY REQUIRED TO SUCCESSFULLY COMPLETE DEVELOPMENT PROJECTS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY AND MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THOSE ASSUMPTIONS COULD PROVE INACCURATE AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THE RESULTS CONTEMPLATED IN ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL BE REALIZED. BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS, THE IMPACT OF WHICH MAY CAUSE THE COMPANY TO ALTER ITS MARKETING, CAPITAL EXPENDITURE PLANS OR OTHER BUDGETS, WHICH MAY IN TURN AFFECT THE COMPANY'S RESULTS OF OPERATIONS IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENT INCLUDED HEREIN, THE INCLUSION OF ANY SUCH STATEMENT SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVE OR PLANS OF THE COMPANY WILL BE ACHIEVED.